Exhibit 5

                                                   June 26, 1996




Board of Directors
Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, North Carolina  27612

RE:  Registration Statement on Form S-4 to Effect
           Acquisition of Granville United Bank

Ladies and Gentlemen:

We have acted as counsel to Triangle Bancorp, Inc. ("Bancorp") in connection with its proposed acquisition (the "Acquisition") of Granville United Bank, Oxford, North Carolina ("Granville"). As part of the Acquisition, Bancorp will file with the Securities and Exchange Commission the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of Bancorp's common stock, no par value (the "Common Stock"), are to be registered.

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation and bylaws of Bancorp, (ii) the corporate resolutions and other records of actions taken by the Board of Directors of Bancorp pertaining to the Acquisition, (iii) the Agreement and Plan of Reorganization and Merger by and among Bancorp, Triangle Bank and Granville dated June 7, 1996 (the "Agreement"),
(iv) the Registration Statement, (v) the relevant provisions of the Securities Act, Chapters 53 and 55 of the North Carolina General Statues, the Bank Holding Company Act of 1956, as amended, and the regulations promulgated under all of the aforementioned statues, and (vi) such other documents, records, certificates, papers and legal matters as we have considered necessary as the basis for the opinions given herein. In addition, we have made reasonable inquiries of the officers of Bancorp as to all relevant items. In all examinations of documents, we have assumed the genuiness of all original documents and all signatures and the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies.




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Board of Directors
June 26 1996
Page 2


On the basis of such examination (and subject to the Registration Statement becoming and remaining effective, approval of the Acquisition by Granville shareholders, receipt of all required regulatory approvals, and consummation of the Acquisition on the terms and in the manner described in the Agreement), we are of the opinion that the shares of Common Stock to be issued to Granville's shareholders, upon the issuance thereof in accordance with the terms and conditions of the Agreement, will be legally and validly issued, fully paid and nonassessable.

This opinion is furnished by us solely for your benefit in connection with the transaction described herein and may not be quoted or relied upon by, nor copies be delivered to, any other person or entity, or used for any other purposes, without our prior express written consent. We hereby expressly disclaim any duty or responsibility to update this opinion or the information upon which it is based after the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the Prospectus/Proxy Statement which is a part of the Registration Statement, under the Section entitled "Opinions".

                                           Very truly yours,

                                           MOORE & VAN ALLEN, PLLC


                                           (Signature of Alexander M. Donaldson
                                                     appears here)
                                           By:  Alexander M. Donaldson










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